EXHIBIT 99.1

October 15, 2008 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

           Ohio Valley Banc Corp. Reports 3rd Quarter Earnings Growth

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the "Company") reported consolidated net income for the quarter ended September 30, 2008 of $1,885,000, an increase of 2.8 percent from the $1,833,000 earned for the third quarter of 2007. Earnings per share for the third quarter of 2008 were $.47, up
4.4 percent from the prior year third quarter. Comparing the nine months ended September 30, 2008 to the same period in 2007, net income increased $287,000, or
5.4 percent, to reach $5,581,000. Earnings per share were $1.38 for the first nine months of 2008 versus $1.28 for the first nine months of 2007, an increase of 7.8 percent. Return on average assets and return on average equity both increased to .95 percent and 12.20 percent, respectively, for the nine months ended September 30, 2008, as compared to .92 percent and 11.72 percent, respectively, for the same period in the prior year.

     Net interest income, the Company's largest revenue source, contributed to the increase in earnings. For the nine months ended September 30, 2008, net interest income increased $1,712,000, or 8.1 percent, from the same period last year. The third quarter 2008 net interest income was up $719,000, or 10.3 percent, from the third quarter of 2007. The increase in net interest income was attributable to a higher net interest margin in conjunction with the Company's growth in earning assets. The net interest margin for the nine months ended September 30, 2008 was 4.20 percent, compared to 3.99 percent for the same period the prior year. The net interest margin improvement was related to the balance sheet being positioned to benefit from the declining interest rate environment, which produced a greater decrease in the cost of funds than in the yield on earning assets. The Company's average earning assets for the first nine months of 2008 were up $18,039,000, or 2.5 percent, from the same period in 2007.

     Supplementing the increase in revenue from net interest income was the increase in noninterest income. Noninterest income totaled $4,745,000 for the nine months ended September 30, 2008, as compared to $4,315,000 for the same period last year, an increase of 10.0 percent. For the three months ended September 30, 2008, noninterest income totaled $1,574,000 and was up 1.2 percent from 2007's third quarter. Contributing to the increase was processing fee income earned from facilitating the clearing of tax refunds for a tax software provider. With continued growth in transaction volume, the associated fee income increased $161,000, or over 147 percent, from 2007. In addition, service charges on deposit accounts increased due to a higher volume of overdrafts occurring in 2008, which increased overdraft fees $185,000 from the prior year. Lastly, interchange fees earned on transactions utilizing the Company's Jeanie(R) Plus debit card increased $82,000.

     On a year-to-date basis, noninterest expense totaled $17,554,000 in 2008, an increase of $955,000, or 5.8 percent, when compared to the previous year. On a quarter-to-date basis, noninterest expense increased $395,000, or 7.1 percent, from the third quarter in 2007. Salaries and employee benefits, the Company's largest noninterest expense, was up $780,000, or 8.1 percent, for the first nine months of 2008, as compared to the same period in 2007. Contributing to the increase was annual cost of living adjustments, an increase in incentive compensation, and an increase in health insurance benefits. Comparing the first nine months of 2008 to the first nine months of 2007, all remaining noninterest expenses were up $175,000, led by FDIC insurance premiums. Overall, management was pleased with the cost containment demonstrated through September 30, 2008.

     The ratio of nonperforming loans to total loans was .70 percent at September 30, 2008 compared to .57 percent at December 31, 2007. For the nine months ended September 30, 2008, management provided $2,310,000 to the allowance for loan losses, which represented an increase of $976,000 over the same period last year. For the three months ended September 30, 2008, management provided $693,000 to the allowance for loan losses, an increase of $361,000 from the same period the prior year. The increase in provision expense was related to an increase in nonperforming loans since year end. Although the balance of nonperforming loans was up, the balance of net charge-offs was down. For the nine months ended September 30, 2008, net charge-offs were down $1,770,000 from the same nine-month period in 2007, primarily due to the significant decrease in commercial loan charge-offs. Based on the evaluation of the adequacy of the allowance for loan losses, management believes that the allowance for loan losses at September 30, 2008 was adequate and reflects probable incurred losses in the portfolio. The allowance for loan losses was 1.10 percent of total loans at September 30, 2008, compared to 1.06 percent at December 31, 2007.

     "I am pleased with the enhanced financial results our employees have generated," stated Jeffrey E. Smith, President and CEO. "Through the first nine months of 2008, our employees delivered increases in net income, earnings per share, return on average assets and return on average equity by emphasizing steady revenue growth and prudent expense control. Their efforts generated nearly an 8 percent increase in year-to-date earnings per share, which, when coupled with very manageable asset quality and sound capital levels, positions the Company to face the challenges of the current banking environment."

     Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 16 offices in Ohio and West Virginia; Loan Central, with six consumer finance offices in Ohio; and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events. See Item 1.A. "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for further discussion of the risks affecting the business of the Company and the value of an investment in its shares.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                                         Three months ended                     Nine months ended
                                                            September 30,                         September 30,
                                                       2008              2007               2008               2007
                                                   ------------      ------------       ------------     ---------------
PER SHARE DATA
  Earnings per share                                     $0.47             $0.45              $1.38               $1.28
  Dividends per share                                    $0.19             $0.18              $0.57               $0.53
  Book value per share                                  $15.53            $14.93             $15.53              $14.93
  Dividend payout ratio (a)                             40.34%            40.28%             41.28%              41.61%
  Weighted average shares outstanding                3,998,509         4,101,908          4,030,542           4,149,040

PERFORMANCE RATIOS
  Return on average equity                              12.24%            12.10%             12.20%              11.72%
  Return on average assets                               0.96%             0.95%              0.95%               0.92%
  Net interest margin (b)                                4.27%             3.90%              4.20%               3.99%
  Efficiency ratio (c)                                  63.66%            64.47%             62.64%              64.16%
  Average earning assets (in 000's)                   $729,715          $723,612           $740,118            $722,079

(a) Total dividends paid as a percentage of net income.
(b) Fully tax-equivalent net interest income as a percentage of average earning assets.
(c) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                                         Three months ended                     Nine months ended
(in $000's)                                                 September 30,                         September 30,
                                                       2008              2007               2008               2007
                                                   ------------      ------------       ------------     ---------------
Interest income:
     Interest and fees on loans                  $      11,580     $      12,731      $      35,965    $         37,877
     Interest and dividends on securities                1,077             1,053              3,279               3,129
          Total interest income                         12,657            13,784             39,244              41,006
Interest expense:
     Deposits                                            3,914             5,386             13,070              15,943
     Borrowings                                          1,019             1,393              3,220               3,821
          Total interest expense                         4,933             6,779             16,290              19,764
Net interest income                                      7,724             7,005             22,954              21,242
Provision for loan losses                                  693               332              2,310               1,334
Noninterest income:
     Service charges on deposit accounts                   833               776              2,323               2,192
     Trust fees                                             59                58                184                 172
     Income from bank owned insurance                      200               173                576                 515
     Gain on sale of loans                                  20                23                110                  82
     Gain (loss) on sale of other real estate owned          7               ---                (31)                (85)
     Other                                                 455               526              1,583               1,439
          Total noninterest income                       1,574             1,556              4,745               4,315
Noninterest expense:
     Salaries and employee benefits                      3,609             3,247             10,428               9,648
     Occupancy                                             404               378              1,172               1,099
     Furniture and equipment                               260               276                752                 810
     Data processing                                       176               221                707                 626
     Other                                               1,538             1,470              4,495               4,416
          Total noninterest expense                      5,987             5,592             17,554              16,599
Income before income taxes                               2,618             2,637              7,835               7,624
Income taxes                                               733               804              2,254               2,330
NET INCOME                                       $       1,885     $       1,833      $       5,581    $          5,294

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)                                                         September 30,     December 31,
                                                                                           2008              2007
                                                                                      --------------   -----------------
ASSETS
Cash and noninterest-bearing deposits with banks                                      $      20,098    $         15,584
Federal funds sold                                                                              614               1,310
     Total cash and cash equivalents                                                         20,712              16,894
Interest-bearing deposits in other financial institutions                                     8,026                 633
Securities available-for-sale                                                                70,233              78,063
Securities held-to-maturity
  (estimated fair value:  2008 - $17,495; 2007 - $15,764)                                    17,608              15,981
Federal Home Loan Bank stock                                                                  6,280               6,036
Total loans                                                                                 619,993             637,103
  Less:  Allowance for loan losses                                                           (6,797)             (6,737)
     Net loans                                                                              613,196             630,366
Premises and equipment, net                                                                   9,950               9,871
Accrued income receivable                                                                     3,326               3,254
Goodwill                                                                                      1,267               1,267
Bank owned life insurance                                                                    17,219              16,339
Other assets                                                                                  8,748               4,714
          Total assets                                                                $     776,565    $        783,418

LIABILITIES
Noninterest-bearing deposits                                                          $      77,226    $         78,589
Interest-bearing deposits                                                                   516,773             510,437
     Total deposits                                                                         593,999             589,026
Securities sold under agreements to repurchase                                               34,534              40,390
Other borrowed funds                                                                         59,760              67,002
Subordinated debentures                                                                      13,500              13,500
Accrued liabilities                                                                          12,949              11,989
          Total liabilities                                                                 714,742             721,907

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value, 10,000,000 shares authorized; 2008 - 4,641,748
  shares issued, 2007 - 4,641,747 shares issued)                                              4,642               4,642
Additional paid-in capital                                                                   32,665              32,664
Retained earnings                                                                            39,962              37,763
Accumulated other comprehensive income (loss)                                                   267                (115)
Treasury stock at cost (2008 - 659,739 shares, 2007 - 567,403 shares)                       (15,713)            (13,443)
          Total shareholders' equity                                                         61,823              61,511
               Total liabilities and shareholders' equity                             $     776,565    $        783,418